UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 15, 2023

POWELL INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Road	Houston	Texas	77075-1180
(Address of principal executive offices)			(Zip Code)

(713) 944-6900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	POWL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

This current report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Powell Industries, Inc. (the “Company”) on February 16, 2023 (the “Original Form 8-K”). The purpose of this Amendment is to update the disclosure under “Item 5.07 Submission of Matters to a Vote of Security Holders” of the Original Form 8-K to provide information regarding the Company’s determination on how frequently the Company will conduct future stockholder advisory votes on the compensation of the Company’s named executive officers. Except for the foregoing, this Amendment does not supplement, modify or update any other disclosure contained in the Original Form 8-K.

Item 5.07 – Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, at the 2023 annual meeting of stockholders of the Company held on February 15, 2023 (the “Annual Meeting”), the Company’s stockholders voted on, among other matters, a non-binding advisory vote regarding the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers. The highest number of votes cast at the Annual Meeting was for the option of holding such stockholder advisory vote every year. Based on these results and the prior recommendation by the Board of Directors of the Company, the Board has determined that the Company will hold a stockholder advisory vote on the compensation of the Company’s named executive officers every year. This frequency will remain in effect until the occurrence of the next stockholder advisory vote on the frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.

Date: May 19, 2023

	By:	/s/ Michael W. Metcalf
Michael W. Metcalf
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)